EXHIBIT 10.37

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO MASTER MANUFACTURING SUPPLY AGREEMENT

This First Amendment (the “Amendment”), effective as of the November 14, 2022 (“Amendment Effective Date”), is made by and between Travere Therapeutics, Inc. (formerly known as Retrophin, Inc.) (“Client”), and STA Pharmaceutical Hong Kong Limited (“Supplier”). Client and Supplier may be hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, Client and Supplier entered into a certain Master Manufacturing Supply Agreement, effective as of September 30, 2020 (the “Agreement”) for the Manufacture and supply of Product whereby Client purchases the Product from Supplier, and Supplier Manufactures and supplies the Product to Client;

WHEREAS, Client, Travere Therapeutics Switzerland GmbH (an Affiliate of Client), and Vifor (International) Ltd. (“Vifor”) have entered into a License and Collaboration Agreement on September 15, 2021 (the “License Agreement”) whereby Vifor has received a license to develop, market, and distribute the Product in certain EX-US countries per the terms of the License Agreement;

WHEREAS, Client and Supplier desire to amend the Product Price, add a new section regarding Product Price adjustment, update the sections regarding invoices and notices, and authorize Vifor to order the Product directly from Supplier under the Agreement as a third-party beneficiary.

NOW THEREFORE, for good and valuable mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Agreement as follows:

1.Definitions. Capitalized terms not otherwise defined herein will have the meaning given to them in the Agreement.

2.Amendment to Section 3.3. Invoices and Payment. The second sentence in Section 3.3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
The invoice will reference the applicable purchase order number provided by Client (if any) promptly after the execution of the relevant Purchase Order and be sent to following address (as determined by the purchasing party of the Purchase Order):

Travere Therapeutics, Inc.
3611 Valley Centre Drive, Suite 300
San Diego, California 92130
Attention: Accounts Payable
Email: [***]

OR

Vifor (International) Ltd.
Rechenstrasse 37
CH-9014 St. Gallen
Switzerland
Attention: Finance Department
Email: [***]

***Certain Confidential Information Omitted

3.Amendment to Article 3. PRICE AND PAYMENT. The following Section 3.6 (Product Price Adjustment) is hereby added to the end of Article 3:
3.6     Product Price Adjustment. The Product Price shall be fixed in the first [***] after the Effective Date. Thereafter, the Parties will review the Product Price on [***] basis. During the term of this Agreement, and at least [***] prior to January 1st of a calendar year throughout the term of the Agreement, [***]. Unless otherwise mutually agreed between Parties, the annual price increase shall not exceed [***]% of then-current Product Price; [***]. Notwithstanding the foregoing, if there is any proposed change to the Product Specifications or Manufacturing Process, prior to the implementation of any such change, the Parties shall promptly negotiate in good faith any amendments to the Product Price necessary to reflect such change.

4.Amendment to Section 14.3. Notices. The table in Section 14.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

To Client: Travere Therapeutics, Inc. 3611 Valley Centre Drive Suite 300 San Diego, California 91230 U.S.A. Attention: Legal Department With a copy to: [***]
To Supplier: STA Pharmaceutical Hong Kong Limited Unit C, 20/F OfficePlus @ Mong Kok No. 998 Canton Road Kowloon, Hong Kong Attention: Legal office Tel. [***]	With a copy to: Shanghai SynTheAll Pharmaceutical Co., Ltd. 9 Yuegong Road West Jinshan District Shanghai, China 201507 Attention: Minzhang Chen, CEO Tel.: [***]
For the purposes of Section 14.10 only: To Vifor: Vifor (International) Ltd. Rechenstrasse 37 CH-9014 St. Gallen Switzerland Attention: Chief Executive Officer	With a copy to: Vifor (International) Ltd. Rechenstrasse 37 CH-9014 St. Gallen Switzerland Attention: Group General Counsel

***Certain Confidential Information Omitted

5.Amendment to Section 14.10. Third-Party Beneficiary. Section 14.10 of the Agreement is hereby deleted in its entirety and replaced with the following:
14.10    Third-Party Beneficiary. Vifor (International) Ltd. (“Vifor”) is a third-party beneficiary of this Agreement and with respect to any Purchase Order it enters with Supplier under the Agreement, shall be bound by the terms of the Agreement and may enforce the following terms solely with respect to its interests: Sections 2.2, 2.5, 3.1 – 3.5, 4.1 (solely with respect to the first two sentences), 4.2 – 4.11, 5, 6, 7, 8, 10, 11, 12, 13.2(c) – (d) (solely with respect to termination of the relevant Purchase Order; for clarity, Vifor has no rights to terminate this Agreement under any circumstances), 13.3, 13.4, 14.1, 14.3 – 14.7, 14.10 – 14.12. References to “Client” or “Party” in the preceding sections shall mean Vifor. For the avoidance of doubt, Vifor is not a third-party beneficiary with respect to any other terms of this Agreement, and except with respect to Vifor, there are no other third-party beneficiaries under this Agreement.

6.Amendment to Exhibit A – Product Price, Lead Time, and Minimum Order Quantity. Exhibit A is hereby deleted in its entirety and replaced with the new Exhibit A attached to this Amendment as Appendix 1.
7.Amendment to Exhibit B – Specifications. Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the new Exhibit B attached to this Agreement as Appendix 2.
8.Upon its execution and delivery, this Amendment shall amend, modify and supersede, to the extent of any inconsistencies, the provisions of the Agreement.
9.Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect.
10.The Agreement and this Amendment embody the entire understanding of the Parties and there are no promises, terms, conditions or obligations, oral or written, expressed or implied, other than those contained in the Agreement and this Amendment. The terms of the Agreement and this Amendment shall supersede all previous agreements (if any) which may exist or have existed between the Parties relating to the Services.

11.This Amendment may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, each of which when executed and delivered by facsimile, electronic transmission or by mail delivery, will be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, duly authorized representatives of the Parties have signed this Amendment.

TRAVERE THERAPEUTICS, INC.	STA PHARMACEUTICAL HONG KONG LIMITED
By: /s/ William Rote	By: /s/ Xiaoyong Fu

Print Name: William Rote	Print Name: Xiaoyong Fu
Title: SVP, R&D	Title: SVP
Date: 11/18/2022	Date: 11/18/2022

Appendix 1

[***]

***Certain Confidential Information Omitted

Appendix 2
[***]

***Certain Confidential Information Omitted

6